Exhibit 99.1

News Release

937 Tahoe Boulevard, Suite 210 | Incline Village, NV 89451

For Immediate Release

Vintage Wine Estates to Restate First Quarter Fiscal 2023 Financial Statements;

Announces Preliminary Unaudited/Unreviewed Second Quarter Fiscal 2023

Financial Results

•	Separately announced changes to executive leadership and Board of Directors

•	Executing comprehensive business realignment plan to simplify the business, refocus the enterprise and drive profitability

•	Given efforts to realign the business, the Company withdraws previously provided guidance for fiscal 2023

•	Postpones release of final second quarter fiscal 2023 results to allow time for intangible asset impairment testing

INCLINE VILLAGE, NV, February 8, 2023 – Vintage Wine Estates, Inc. (Nasdaq: VWE and VWEWW) (“VWE” or the “Company”), one of the top wine producers in the U.S. with an industry leading direct-to-consumer platform, today announced that it plans to restate its previously issued consolidated financial statements for first quarter fiscal 2023 which ended September 30, 2022. The restatement relates to the misclassification and accounting for certain assets and also the timing of recording certain costs. These required adjustments were identified by the Company’s finance team in the process of closing the second quarter fiscal 2023.

Preliminary indications from the Company’s evaluation are that the restatement is expected to result in an increase in net revenue of $0.7 million, an increase in cost of goods sold in the first quarter of fiscal 2023 by approximately $2.9 million and a decrease in selling, general & administrative expenses of $0.6 million; resulting in a $0.8 million decline in net income. After giving effect to this change, diluted earnings per share allocable to common stockholders for the first quarter fiscal 2023 as previously reported will be reduced from $0.02 to $0.00. In addition, current assets decreased $1.3 million and current liabilities increased $0.5 million.

The Company intends to amend and file its first quarter 2023 10-Q as soon as practical. Investors should no longer rely upon the Company’s previously released financial statements for the first quarter of fiscal 2023. Similarly, related press releases, earnings releases, and investor communications describing the Company’s financial statements for that period should no longer be relied upon.

Postponement of Second Quarter Fiscal 2023 Financial Results Release and Conference Call and Preliminary Unaudited Financial Results

The filing of the Company’s second quarter fiscal 2023 results will be delayed due to the Company’s management identifying impairment indicators, which require additional analysis, late in the financial reporting and closing process. The Company believes that due to the time required to complete this process, it now currently expects it will be filing its second quarter financial results in mid-March following the filing of its first quarter 2023 amended 10-Q.

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Vintage Wine Estates to Restate First Quarter Fiscal 2023 Financial Statements; Announces Preliminary Unaudited/Unreviewed Second Quarter Results

February 8, 2023

In the interim, the Company provided certain preliminary unaudited/unreviewed financial results for the second quarter fiscal 2023, as follows:

•	Revenue is expected to be approximately $81 million as acquisitions offset declines related to a customer’s retail television programming schedule and slower consumer discretionary spending.

•	Gross margin is expected to be approximately 35%.

•

Selling, general & administrative expenses are expected to be approximately $33 million, excluding amortization expense, but inclusive of approximately $2 million in costs related to an acquisition that was not executed.

•	Adjusted EBITDA of approximately $3.5 million*.

*NOTE: Preliminary adjusted EBITDA is a non-GAAP financial measure. The Company is unable to present a quantitative reconciliation of this preliminary non-GAAP financial measure to its most directly comparable preliminary GAAP financial measure because such information is not available, and management cannot reliably predict the necessary components of the GAAP measure without unreasonable effort or expense. In addition, the Company believes that such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s second quarter financial results. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

Separately today, the Company announced changes in its executive leadership and the initiation of a comprehensive business realignment plan to simplify the business, take out costs, improve pricing, rationalize stock-keeping units (SKUs) and the supply chain, monetize assets and reduce debt.

As a result of the significant changes in operations, the new leadership structure and disappointing second quarter results, the Company is withdrawing its previous guidance for fiscal 2023.

The release of second quarter results and conference call will be announced once a definitive date and time can be determined.

Financial Information Is Preliminary and May Be Subject To Change

The unaudited/unreviewed interim financial information presented in this press release is preliminary. The Company’s financial closing procedures for the quarter ended December 31, 2022 are not yet complete. As a results, the Company’s final results upon completion of its closing procedures may vary from the preliminary estimates, including as a result of the work necessary for the preparation of financial statements taking into account the results of intangible asset testing and review by the Audit Committee. The estimates were prepared by VWE management, based upon a number of assumptions, in connection with preparation of the Company’s financial statements and the Company’s preliminary review for the quarter ended December 31, 2022. Additional items that would require material adjustments to the preliminary financial information may be identified. Estimates of results are inherently uncertain and the final financial results reported for this period may also differ from the results reported in this release. The preliminary results should not be viewed as a substitute for quarterly financial statements prepared in accordance with U.S. GAAP.

Vintage Wine Estates to Restate First Quarter Fiscal 2023 Financial Statements; Announces Preliminary Unaudited/Unreviewed Second Quarter Results

February 8, 2023

About Vintage Wine Estates, Inc.

Vintage Wine Estates (Nasdaq: VWE and VWEWW) is a family of wineries and wines whose singular focus is producing the finest quality wines and incredible customer experiences with wineries throughout Napa, Sonoma, California’s Central Coast, Oregon and Washington State. Since its founding 20 years ago, the Company has grown to be the 14th largest wine producer in the U.S., selling more than two million nine-liter equivalent cases annually. To consistently drive growth, the Company curates, creates, stewards and markets its many brands and services to customers and end consumers via a balanced omni-channel strategy encompassing direct-to-consumer, wholesale and exclusive brand arrangements with national retailers. While VWE is diverse across price points and varietals with over 60 brands ranging from $10 to $150 USD at retail, its primary focus is on the fastest growing luxury segment of the U.S. wine industry with the majority of brands selling in the range of $10 to $20 per bottle. The Company regularly posts updates and additional information at https://www.vintagewineestates.com.

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of applicable securities laws (collectively, “forward-looking statements”). Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to, statements regarding VWE’s preliminary results, the restatement of its results for the first quarter ended September 30, 2023, the anticipated filing of VWE’s results for the second quarter ended December 31, 2022, the anticipated benefits of the strategic plan and management transition announced concurrently with this press release, future plans regarding its vineyard portfolio and asset management strategies, estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, business plans and strategies, including strategic growth initiatives, expansion and acquisition opportunities, growth prospects and consumer and industry trends. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of VWE’s management. These forward-looking statements are not intended to serve as, and should not be relied on by any investor as, a guarantee of actual performance or an assurance or definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ materially from those contained in or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VWE. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include, among others: the Company’s limited experience operating as a public company the Company’s ability to complete its closing procedures for the quarter ended December 31, 2022 in a timely manner, the need for restatement of Company’s prior period financial statements, the time and expense associated with any necessary remediation of control deficiencies, the impact and result of any litigation or regulatory inquiries or investigations related to the restatement of the Company’s financial statements or otherwise, the ability of the Company effectively execute the strategic plan announced concurrently with this press release, the ability of the Company to recruit a new CEO and otherwise to retain key personnel, the potential impact on the Company’s business and stock price of any announcements regarding any of the foregoing; the effect of economic conditions on the industries and markets in which VWE operates, including financial market conditions, rising inflation, fluctuations in prices, interest rates and market demand; risks relating to the uncertainty of projected financial information; the effects of competition on VWE’s future business; risks related to the organic and inorganic growth of VWE’s business and the timing of expected business milestones; the potential adverse effects of the ongoing COVID-19 pandemic on VWE’s business and the U.S. economy; declines or unanticipated changes in consumer demand for VWE’s products; VWE’s ability to adequately source grapes and other raw materials and any increase in the cost of such materials; the impact of environmental catastrophe, natural disasters, disease, pests, weather conditions and inadequate water supply on VWE’s business; VWE’s level of insurance against catastrophic events and losses; VWE’s significant reliance on its distribution channels, including independent distributors; potential reputational harm to VWE’s brands from internal and external sources; possible decreases in VWE’s wine quality ratings; integration risks associated with recent acquisitions; possible litigation relating to misuse or abuse of alcohol; changes in applicable laws and regulations and the significant expense to VWE of operating in a highly regulated industry; VWE’s ability to maintain necessary licenses; VWE’s ability to protect its trademarks and other intellectual property rights; risks associated with the Company’s information technology and ability to maintain and protect personal information; VWE’s ability to make payments on its indebtedness; and those factors discussed in the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. There may be additional risks including other adjustments that VWE does not presently know or that VWE currently believes are immaterial that could also cause actual results to differ from those expressed in or implied by these forward-looking statements. In addition, forward-looking statements reflect VWE’s expectations, plans or forecasts of future events and views as of the date and time of this news release. VWE undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

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Vintage Wine Estates to Restate First Quarter Fiscal 2023 Financial Statements; Announces Preliminary Unaudited/Unreviewed Second Quarter Results

February 8, 2023

Contacts:

Investors Deborah K. Pawlowski / Patty Yahn-Urlaub Kei Advisors LLC dpawlowski@keiadvisors.com / pyahnurlaub@keiadvisors.com Phone: 716.843.3908	Media Mary Ann Vangrin MVangrin@vintagewineestates.com